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                                                                  EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MPW Industrial Services Group, Inc. 1997, 1994 and 1991 Stock Option Plans of our report dated September 30, 1997 (except for Note 14 as to which the date is December 2, 1997), with respect to the consolidated financial statements and schedule of MPW Industrial Services Group, Inc. included in Registration Statement on Form S-1 (Reg. No. 333-36887) filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Columbus, Ohio
December 11, 1997